As filed with the Securities and Exchange Commission
                on February 15, 2002 Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM S-3

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                             WESBANCO, INC.
         (Exact name of registrant as specified in its charter)

        West Virginia                              55-0571723
(State or other jurisdiction                   (I.R.S. Employer
      of Incorporation)                         Identification No.)


                            One Bank Plaza
                         Wheeling, WV  26003
                          (304) 234-9000
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Paul M. Limbert
                 President and Chief Executive Officer
                            Wesbanco, Inc.
                            One Bank Plaza
                         Wheeling, WV  26003
                           (304) 234-9000
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            With Copies To:

James C. Gardill, Esquire                 J. Robert Van Kirk, Esquire
Phillips, Gardill, Kaiser & Altmeyer      Kirkpatrick & Lockhart LLP
61 - Fourteenth Street                    Henry W. Oliver Building
Wheeling, WV   26003                      535 Smithfield Street
(304) 232-6810                            Pittsburgh, PA  15222
                                          (412) 355-6500

     Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
               ---
     If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.
                                                                  ---
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same offering.
                                                        ---
	If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective Registration Statement for the same offering.
                                 ---
	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                          ---

                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
  Title of                           Proposed        Proposed
each class of                        maximum         maximum       Amount of
securities to     Amount to be     offering price   aggregate     registration
be registered    registered (1)(2)  per unit (3)   offering price     fee
------------------------------------------------------------------------------
Common Stock
($2.0833 par
value per share)  750,000 shares      $20.875       $15,656,250     $1440.38



(1) Does not include shares of common stock previously registered on Registration Statement No. 333-06467 on Form S-3, as amended, and to which the prospectus herein relates. Registration fees in the aggregate amount of $5,493 were previously paid in connection with these previously registered shares (including the 213,593 shares not yet issued).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales price of the Registrant's common stock on the Nasdaq National Market on February 12, 2002, which date is within 5 business days prior to the filing of this registration statement.

                             -------------------


	Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to 213,593 unissued shares of common stock previously registered under Registration Statement No. 333-06467, as amended, originally filed by the registrant on June 20, 1996. This registration statement also constitutes post-effective Amendment No. 2 to Registration Statement No. 333-06467 and such post-effective amendment shall become effective with the effectiveness of this registration statement.

------------------------------------------------------------------------------


                                 PROSPECTUS
                                WESBANCO, INC.
               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                        963,593 Shares of Common Stock


     This Prospectus relates to 963,593 shares of common stock, par value $2.0833 per share, of Wesbanco, Inc., registered for purchase under the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan. The plan provides each holder of our common stock with a simple and convenient method of purchasing additional shares of our common stock by investing all or part of their cash dividend and/or making voluntary cash payments to purchase shares without payment of any brokerage commission or service charge. Any eligible shareholder may participate in the plan at any time by completing the authorization form and returning it to the administrator. A participant may withdraw from the plan at any time.

     The purchase price of shares purchased by a participant in the plan will be the weighted average price of all shares purchased pursuant to the plan
that month, computed to three decimal places.   The plan administrator may
purchase shares pursuant to the plan in open market or negotiated transactions, or may purchase treasury shares or newly issued shares of our common stock directly from us. We will receive proceeds to be used for general corporate purposes from the sale of shares by us pursuant to the plan. We will not receive any proceeds from the purchase of shares of common stock pursuant to the plan in open market or negotiated transactions.

     Each participant should recognize that neither we nor the plan administrator can provide any assurance that shares purchased under the plan will, at any time, be worth more or less than their purchase price.

     The plan does not represent a change in our dividend policy, which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the plan will continue to receive cash dividends as declared by check or direct deposit in the usual manner. It is suggested that this Prospectus be retained for future reference.

     Our common stock is traded on the Nasdaq National Market under the symbol "WSBC."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is February 15, 2002.


     This Prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission. We have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission; therefore, this Prospectus does not contain all of the information included in the Registration Statement. For further information, we refer you to the Registration Statement filed on Form S-3 including the exhibits and documents incorporated by reference therein. We have not authorized anyone to provide you with any information that differs from that contained in this Prospectus. Accordingly, you should not rely on any information that is not contained in this Prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus.

                             TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Where You Can Find More Information.......................................1
Wesbanco, Inc.............................................................2
The Plan..................................................................2
Description of the Plan...................................................2
  What is the Purpose of the Plan?........................................2
  Who Administers the Plan?...............................................3
  Who is Eligible to Participate in the Plan?.............................3
  When May, and How Does, an Eligible Stockholder Participate?............4
  When will Purchases of Shares be Made?..................................4
  What are the Investment Options?........................................4
  What are the Limits on Voluntary Cash Payments?.........................4
  What will be the Price of the Stock?....................................5
  How Many Shares of Common Stock will be Credited to Participants?.......5
  Are There any Fees or Expenses Incurred by Participants in the Plan?....5
  Will Certificates be Issued for Common Stock Purchased?.................5
  In Whose Name will Certificates be Registered When Issued to
     Participants?........................................................6
  How Does a Participant Withdraw From the Plan?..........................6
  What Happens When a Portion of a Participant's Stock is Sold or
     Transferred?.........................................................7
  What Happens if Wesbanco Issues a Stock Dividend, Declares a Stock
     Split, or has a Rights Offering?.....................................7
  How Will a Participant's Stock be Voted at Meetings of Stockholders?....7
  What Reports will be Sent to Participants in the Plan?..................7
  Who Interprets and Regulates the Plan?..................................7
  May the Plan be Modified or Terminated?.................................8
  What is the Tax Status of Reinvested Cash Dividends and Shares of
     Stock Acquired Through the Plan?.....................................8
Use of Proceeds...........................................................9
Experts...................................................................9
Legal Matters.............................................................9
Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities......................................................9


     In this Prospectus, "we, "us", "our" and the "Corporation" refer to Wesbanco, Inc. and its subsidiaries, unless the context otherwise requires.


                                 -i-


                  WHERE YOU CAN FIND MORE INFORMATION


     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information. Our Common Stock is traded on the Nasdaq National Market. You may also inspect and copy reports and other information concerning us at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

     We "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Securities and Exchange
Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that we are registering.

   - Our Annual Report on Form 10-K for the year ended December 31, 2000;

   - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

   - Our Current Reports on Form 8-K filed January 8, 2001, February 23, 2001, March 23, 2001, July 23, 2001, August 8,2001, September 18, 2001,
     October 30, 2001 and November 9, 2001; and

   - The description of our Common Stock contained in our Registration Statement on Form 8-A filed on May 2, 1977, as amended by Form 8-A/A filed on June 10, 1977.

     Any statement contained in a document which, or a portion of which, is incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address or telephone number:

                             Wesbanco, Inc.
                             One Bank Plaza
                             Wheeling, WV  26003
                             Attention:  Secretary
                             Telephone:  (304) 234-9000

                             WESBANCO, INC.

     We are a bank holding company chartered under the laws of the State of West Virginia. We offer through our various subsidiaries a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Our principal executive office is located at One Bank Plaza, Wheeling, WV 26003, and our telephone number at that address is (304) 234-9000.

     The following, in a question and answer format, are the provisions of the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of our common stock who do not participate in this Plan will continue to receive cash dividends, if and when declared.


                                 THE PLAN

     The Plan described herein provides holders of record of Wesbanco Common Stock ("Common Stock") with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan will be administered by Fifth Third Bank (the "Administrator"). Previously, the Plan was administered by American Stock Transfer & Trust Company.

     The price per share will be the weighted average price of all shares purchased pursuant to the Plan that month computed to three decimal places. Shares will be purchased by the Administrator with the proceeds of any single dividend together with all voluntary cash payments being concurrently applied by the Administrator during the month in which the purchase is made. See "DESCRIPTION OF THE PLAN - 8. WHAT WILL BE THE PRICE OF THE STOCK?" The Plan does not constitute a guarantee of future dividends, which will depend on earnings, financial requirements and other factors.


                         DESCRIPTION OF THE PLAN

     The Plan, approved by the Corporation's Board of Directors, consists of the following numbered questions and answers:


1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of Common Stock with a simple and convenient method of investing all or part of their cash dividends and voluntary cash payments in additional Common Stock without payment of any direct brokerage commission or service charge. The Plan may purchase shares in the open market or negotiated transactions, or may purchase treasury shares or newly issued shares directly from the Corporation. Open market purchases may either be made by the Administrator, or an independent unaffiliated agent of the Corporation
(the "agent") (See "6.  WHAT ARE THE INVESTMENT OPTIONS?").

2.   WHO ADMINISTERS THE PLAN?

     The Administrator administers the Plan for participants, makes purchases of shares of Common Stock for the participants and handles all communications concerning the Plan, and also performs all other administrative functions such as record-keeping, preparation of statements of account for participants, and other clerical duties. The Administrator may also appoint a third-party agent to make purchases of shares of Common Stock on behalf of the Plan. In accordance with each stockholder's authorization, the Administrator will:

     (a) Apply all or part of the cash dividends on the shares of Common Stock held by the participant, and on any shares acquired by the participant under the Plan, to purchase shares of Common Stock for such participant, and/or

     (b) Apply all voluntary cash payments of $10 to $5,000 per month received from the participant, who is a holder of one or more shares of Common Stock, together with cash dividends on shares acquired for such participant under the Plan, to the purchase of shares of Common Stock for the participant's account.

     The number of shares that will be purchased for a participant's account will depend on the amount of any dividends, and/or voluntary cash payments, and the applicable purchase price of the Common Stock. Your account will be credited with the number of shares (including any fractional share computed to three decimal places) that results from dividing the amount of your dividends and/or voluntary cash payments by the weighted average price of the shares purchased for all participants. The amount of your dividends for purposes of this computation will include cash dividends payable on all shares which you have elected to have participate in the Plan, and shares in your Plan account.
     The Administrator shall not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims for liability (1) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts, and the times when such purchases are made. All correspondence regarding the Plan should refer to Wesbanco, and be addressed to Wesbanco Dividend Reinvestment Plan, c/o Fifth Third Bank, Corporate Trust Services, 38 Fountain Square Plaza, MD10AT66-4129, Cincinnati, OH 45263, Phone (800) 837-2755 or 513-579-5320.

3.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any holder of record of Common Stock is eligible to participate in the Plan. Beneficial owners of stock whose shares are held in registered names other than their own, such as trustees, bank nominees, or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own name before enrolling in the Plan. The Corporation reserves the right to exclude participation by stockholders who reside in jurisdictions, other than West Virginia, having laws or regulations that impose conditions that the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United States) of residence. Consequently, the Plan may not be available to stockholders who live in some states other than West Virginia or in countries other than the United States. A holder of record who wishes to participate in the Plan must certify the holder's state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Administrator if such state or country of residence changes. Upon receipt of the Authorization Form, the Administrator will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.

4.   WHEN MAY, AND HOW DOES, AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     Any eligible stockholder may join the Plan at any time by completing the Authorization Form and returning it to the Administrator.

5.   WHEN WILL PURCHASES OF SHARES BE MADE?

     The date on which dividends and voluntary cash payments will begin to be invested (the "Investment Date") will be the first business day of the month following a month in which either voluntary cash payments or dividends have been received by the Administrator. Dividend payment dates for Common Stock are expected to be the 1st day of each January, April, July and October. Voluntary cash payments may be made at any time.

     For the purpose of making purchases, the Administrator will commingle each participant's funds with those of other holders of Common Stock who are participants in the Plan. The Administrator will make every effort to invest dividends and voluntary cash payments promptly, beginning on each Investment Date and in no event later than thirty (30) days from such date, except where delay is necessary or appropriate under any applicable federal securities laws. No interest will be paid on funds held by the Administrator prior to investment. All voluntary cash payments (as above limited) shall be invested within thirty (30) days of such date or returned to the participant if insufficient stock is available.

     Any voluntary cash payments will be refunded if the participant's written request for a refund is received by the Administrator not less than 48 hours before the next succeeding Investment Date.

     Authorization Forms for the reinvestment of dividends received by the Administrator prior to the record date for a dividend payment will cause dividends to begin to be reinvested with that dividend payment.

6.   WHAT ARE THE INVESTMENT OPTIONS?

     The Authorization Form provides for the purchase of additional Common Stock through the following investment options:

	OPTION 1. Reinvest dividends on all of the shares of Common Stock registered in stockholder's name.

	OPTION 2. Reinvest dividends on part of the shares of Common Stock registered in stockholder's name.

	OPTION 3. Invest voluntary cash payments participants may choose to make of not less than $10 nor more than $5,000 per month.

     Under all options, dividends on all shares credited to the participant's account and held by the Plan Administrator shall be automatically reinvested.

7.   WHAT ARE THE LIMITS ON VOLUNTARY CASH PAYMENTS?

     Voluntary cash payments are limited to a minimum of $10 and a maximum of $5,000 per month. No interest will be paid on voluntary cash payments held by the Administrator prior to their investment. Such payments may be made each month in such minimum and up to such maximum amount. In the event that any check or deposit is returned unpaid for any reason or your designated bank account does not have sufficient funds for an automatic debit, Fifth Third Bank will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of uncollected amounts, Fifth Third Bank may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25 administration charge for any check or other deposit that is returned by your bank. This fee will be collected by Fifth Third Bank through the sale of the number of shares from your account necessary to satisfy the fee.

     Participants may also make optional investments by periodic electronic funds transfer. A participant may instruct the Administrator to arrange for automatic deductions from a participant's designated account at a qualified institution by requesting an Automatic Debit Authorization Form from the Administrator. Automatic debits must be at least $10 per investment and cannot exceed $5,000 per month. The participant's designated account will be debited on or about the 20th of every month and will be invested in Common Stock on the Investment Date. Automatic Debit Authorization forms to initiate automatic debits received after the first day of the month will be processed the following Investment Date.

8.   WHAT WILL BE THE PRICE OF THE STOCK?

     Shares of Common Stock may be purchased in the over-the-counter market, in negotiated transactions, or directly from the Corporation, and may be subject to such terms and conditions with respect to price, delivery, etc., as the Administrator may require. Neither the Corporation nor any stockholder shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. The price per share purchased for each participant's account in any month shall be the weighted average price of all such shares purchased that month, computed to three decimal places. Open market purchases may be made on such terms as to price, delivery or otherwise as the Administrator or, if any agent has been appointed by the Administrator, as the agent may determine. The purchase price of shares of Common Stock purchased from the Corporation shall be an amount equal to the average of the closing bid and ask price as reported on the Nasdaq Stock Market on the five business days preceding each Investment Date. See Question "20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?"

9.   HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

     Each participant's account will be credited with that number of shares of Common Stock equal to the amount to be invested on behalf of the participant divided by the applicable purchase price computed to three decimal places. In the case of foreign stockholders, and those stockholders subject to backup withholding, any amounts required to be withheld for tax purposes will be deducted prior to reinvestment.


10.  ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

     A participant will incur no brokerage commissions or service charges for purchases made under the Plan. Certain charges as described in the answer to Question 13 may be incurred upon withdrawal from the Plan or upon termination of the Plan.

11.  WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED?

     Common Stock purchased under the Plan will be held by the Administrator and registered in the name of the nominee of the Administrator as agent for participants in the Plan. Certificates for shares of such stock will not be issued to participants unless and until requested. The number of shares credited to an account under the Plan will be shown on the participant's periodic statement of account. Neither the Administrator nor its nominee will have any responsibility for the value per share of the stock after it is purchased.

     Certificates for any number of whole shares credited to an account under the Plan will be issued without charge to a participant after receipt of a written request from a participant who wishes to remain in the Plan. This request should be mailed to the Plan Administrator. Any remaining shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. Participants may also deposit Common Stock certificates registered in their names for credit as Common Stock held in their account under the Plan ("credited"). There is no charge for such deposits. Because you bear the risk of loss in sending stock certificates to the Administrator, it is recommended that your certificates be sent by registered mail, return receipt requested, and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon your request or upon termination of your participation, new differently numbered certificates will be issued.

     When a certificate is issued by the Administrator in the name of a participant in the Plan, the automatic dividend reinvestment feature of the Plan with respect to the shares of Common Stock represented by such certificates will continue only if the reinvestment of dividends on all shares has been elected on the Authorization Form or if the participant authorizes the reinvestment of the dividends on the shares represented by that certificate by submitting a new Authorization Form.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractions of shares will not be issued under any circumstances. In the event a participant elects to terminate participation in the Plan, any fractional share will be distributed through a cash payment based on the closing price of the Corporation's stock reported by the Nasdaq Stock Market for the Friday next following the day the withdrawal request is received.

12.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for shares of Common Stock will be similarly registered when issued to participants.

13.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Plan Administrator in writing. To be effective on any given dividend payment date, the notice must be received by the Plan Administrator before the record date for that payment. In the event of withdrawal, or in the event of termination of the Plan, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be delivered to the participant. Any fractional share credited to the participant's account will be distributed by the Administrator through a cash payment based on the closing price of the Common Stock reported by the Nasdaq Stock Market for the business day next following the day the withdrawal request is received. No sale of shares, withdrawals or terminations from the Plan will take place between the record date and payable date of a dividend payable on Wesbanco Common Stock. All sale, termination and withdrawal requests received during this period will be processed as soon as possible following the allocation of the dividend.

     Alternatively, a participant may request the Administrator to sell all shares, or part of the shares credited to the participant's account under the Plan. In that case, the sale will be made as promptly as practicable after receipt by the Administrator of the request. If a participant elects to sell all full shares credited to the participant's account, any remaining fractional shares will automatically be distributed as an additional cash payment as above described. The participant will receive the proceeds of the sale less any related brokerage commissions, a service charge of $15 and deductions for backup withholding, if applicable.

14.  WHAT HAPPENS WHEN A PORTION OF A PARTICIPANT'S STOCK IS SOLD OR
     TRANSFERRED?

     If a participant disposes of a part of the Common Stock registered in participant's name, dividends on the remaining shares, to the extent authorized, including all shares credited under the Plan, will continue to be reinvested.

15. WHAT HAPPENS IF WESBANCO ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

     Any shares of Common Stock distributed by the Corporation as a stock dividend on shares of Common Stock credited to an account under the Plan, or upon any split of such stock, will be credited to the account. Stock dividends or splits distributed on all other shares held by a participant and registered in a participant's own name will be mailed directly to the participant. In the event that the Corporation makes available to its holders of Common Stock rights to subscribe to additional shares, debentures, or other securities, the shares credited to an account under the Plan will be added to other shares held by the participant in calculating the number of rights to be issued to such participant.

16.  HOW WILL A PARTICIPANT'S STOCK BE VOTED AT MEETINGS OF STOCKHOLDERS?

     Each participant will have the sole right to vote shares purchased for such participant which are held by the Administrator under the Plan on the record date for a vote. Participants under the Plan who are registered holders of Common Stock will receive only one proxy which will include any shares credited to an account under the Plan.

17.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     A statement describing any dividends invested, the number of shares of Common Stock purchased, the price per share, and the total shares of Common Stock accumulated under the Plan will be mailed to each participant by the Plan Administrator as soon as practicable after completion of each investment for a participant's account. Dividends paid on the accumulated shares, and fees and brokerage commissions paid on each participant's behalf by the Corporation, will be included in the Form 1099 DIV information return to the Internal Revenue Service. A separate Form 1099 DIV will be sent for each class of stock covered in the Plan. Presently, only Common Stock is covered by the Plan.

     In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

18.  WHO INTERPRETS AND REGULATES THE PLAN?

     The Administrator, Fifth Third Bank, interprets the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of West Virginia.

19.  MAY THE PLAN BE MODIFIED OR TERMINATED?

     The Administrator and the Corporation may agree from time to time to amendments and modifications of the Plan.

     The Administrator, for whatever reason, at any time as it may determine in its sole discretion, may terminate a participant's participation in the Plan (and will terminate the Plan upon request by the Corporation) after mailing a notice of intention to terminate to the participant affected at the address appearing on the Administrator's records. Upon termination, participants will receive a check for the cash value of any fractional share and certificates for the full shares of Common Stock in the participant's account unless the sale of all or part of such shares is requested by the participant. Such sale will be made as set forth in answer to Question 13 with respect to withdrawal from the Plan.

20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?

     ACQUISITION OF COMMON STOCK UNDER THE PLAN: For Federal Income Tax purposes, participants who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to dividends on their shares. Participants will be treated as having received on each dividend payment date, the full amount of the cash dividends for that dividend payment date, even though the dividends are not actually received in cash but instead are applied to the purchase of shares for their accounts.

     Each participant's tax basis in the shares of Common Stock purchased will be equal to the amount of the cash dividends and voluntary cash payments applied to the purchases of such shares.

     The Internal Revenue Service has ruled that brokerage commissions and service charges paid by a corporation on a participant's behalf in connection with stock purchased in the open market, as under this Plan, will be treated as distributions subject to Federal Income Tax in the same manner as dividends. However, these rulings further provide that the amount paid to cover service charges may be deductible by a participant who itemizes deductions on his Federal Income Tax return and the amount paid for brokerage commissions will be added to a participant's tax basis for the shares purchased.

     DISPOSITIONS OF COMMON STOCK UNDER THE PLAN: No taxable income will be realized upon a participant's receipt of certificates for whole shares of Common Stock acquired under the Plan. Gain or loss may be recognized by a participant when shares are sold or otherwise disposed of in a taxable exchange, whether by the Administrator on behalf of the participant, or by the participant upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for the shares and his tax basis in such shares. A participant must also recognize gain or loss upon receipt of a cash payment for a fractional share equivalent credited to the participant's account upon termination of participation in, or termination of, the Plan. The amount of gain or loss will be the difference between the amount that the participant received for the fractional share equivalent, and the tax basis thereof.

     PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND THE SUBSEQUENT SALE OR OTHER DISPOSITION OF COMMON STOCK ACQUIRED UNDER THE PLAN. PARTICIPANTS SHOULD ALSO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS ON THEIR PARTICIPATION IN THE PLAN.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of common stock pursuant to the plan for general corporate purposes. We have no basis for estimating either the number of shares that will ultimately be purchased under the plan or the prices at which such shares will be sold.

     We will not receive any proceeds from shares purchased in market transactions under the Plan.


                                   EXPERTS

     The consolidated financial statements of Wesbanco, Inc. included in Wesbanco's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered pursuant to this Prospectus will be passed upon for us by Phillips, Gardill, Kaiser & Altmeyer.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                       FOR SECURITIES ACT LIABILITIES

     Under provisions of our Bylaws, a director or officer, whether or not then in office, shall be indemnified by us against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit, or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or any other company which he served at our request, to the extent and under the terms and conditions provided in the West Virginia Corporation Act, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the issuance and distribution of the shares. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

 SEC registration fee.............................    $ 1,440.00*
 Printing.........................................    $ 4,800.00
 Accounting fees and expenses.....................    $ 1,400.00
 Legal fees and expenses..........................    $ 5,000.00
 Miscellaneous....................................    $ 1,200.00
                                                      ----------
 Total Expenses...................................    $13,840.00
                                                      ==========

* - excludes aggregate registration fees of $5,493 previously paid with respect to the registration of shares registered under Registration Statement No. 333-06467.


Item 15.	Indemnification of Directors and Officers.

        The Bylaws of the Corporation provide, and West Virginia law permits (W. Va. Code 31-1-9), the indemnification of directors and officers against certain liabilities. Officers and directors of the Corporation and its subsidiaries are indemnified generally against expenses reasonably incurred in connection with proceedings in which they are made parties by reason of their being or having been directors or officers of the corporation, except in relation to matters as to which a recovery may be obtained by reason of an officer or director having been finally adjudged derelict in such action or proceeding in the performance of his duties.

        A.      Excerpt from Article VI of the Bylaws of the Corporation:

Indemnification of Directors and Officers

	Each director and officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the corporation, or of any other company which he served at the request of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged derelict in such action, suit or proceeding, in the performance of his duties as such director or officer, and the foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

        B.  West Virginia Corporation Law, W. Va. Code 31-1-9:

Section 31-1-9. Indemnification of officers, directors, employees and agents.

       (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation)

                                     II-1


by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

       (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

       (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders or members.

       (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

       (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and

                                     II-2


as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

The Corporation does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to the Corporation.

                                     II-3


Item 16.	Exhibits.

       The following exhibits are filed as part of this Registration Statement:

Exhibit No.                       Description
-----------                       -----------

4.1(a)          Restated Articles of Incorporation of Wesbanco, Inc.
                (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-03905) filed by the Registrant on May 16, 1996

4.1(b) Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to Exhibit 3 to Form 10-Q for the quarterly period ended March 31, 1998 (Commission File No. 0-8467) filed by the Registrant on May 15, 1998

4.2             Bylaws of Wesbanco, Inc. (incorporated by reference to Exhibit
                3.2 to the Registration Statement on Form S-4/A
                (File No. 333-03905) filed by the Registrant on June 20, 1996)

5.1             Legal Opinion of Phillips, Gardill, Kaiser & Altmeyer
                (filed herewith)

23.1            Consent of Ernst & Young LLP (filed herewith)

23.2 Consent of Phillips, Gardill, Kaiser & Altmeyer (included as part of Exhibit 5.1)

24.1 Powers of Attorney of certain officers and directors of the Corporation (contained on signature page of this Registration Statement)

99.1 Authorization Form for Participation in the Dividend Reinvestment plan (filed herewith)

99.2            Letter to Shareholders concerning the Plan (filed herewith)




Item 17.	Undertakings.

(a)	The undersigned Corporation hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                   (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set

                                     II-4


                   forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to
                   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Corporation hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-5


                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on February 14, 2002.

                                   WESBANCO, INC.


                                   By:   /s/ Paul M. Limbert
                                        --------------------------------------
                                        Paul M. Limbert
                                   Its: President and Chief Executive Officer


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul M. Limbert and/or
James C. Gardill, and each of them singly, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature               Title                       Date
              ---------               -----                       ----

                                  Director                 February   , 2002
------------------------------
James E. Altmeyer


/s/ Ray A. Byrd                   Director                 February 7, 2002
------------------------------
Ray A. Byrd


/s/ R. Peterson Chalfant          Director                 February 7, 2002
------------------------------
R. Peterson Chalfant


/s/ John H. Cheffy                Director                 February 14, 2002
------------------------------
John H. Cheffy


/s/ Christopher V. Criss          Director                 February 8, 2002
------------------------------
Christopher V. Criss


/s/ James D. Entress              Director                 February 7, 2002
------------------------------
James D. Entress

                                     II-6



              Signature              Title                       Date
              ---------              -----                       ----

                                  Director                 February   , 2002
------------------------------
Ernest S. Fragale


/s/ James C. Gardill              Chairman, Director       February 14, 2002
------------------------------
James C. Gardill


                                  Director                 February   , 2002
------------------------------
Edward M. George


/s/ Roland L. Hobbs               Director                 February 8, 2002
------------------------------
Roland L. Hobbs


                                  Director                 February   , 2002
------------------------------
John W. Kepner


/s/ Frank R. Kerekes              Director                 February 14, 2002
------------------------------
Frank R. Kerekes


/s/ Paul M. Limbert               President, Chief         February 14, 2002
------------------------------    Executive Officer
Paul M. Limbert                   & Director
                                  (Principal Executive
                                  Officer)


                                  Director                 February   , 2002
------------------------------
William E. Mildren, Jr.


/s/ Joan C. Stamp                 Director                 February 7, 2002
------------------------------
Joan C. Stamp


/s/ Carter W. Strauss             Director                 February 14, 2002
------------------------------
Carter W. Strauss


/s/ James W. Swearingen           Director                 February 7, 2002
------------------------------
James W. Swearingen


/s/ Reed J. Tanner                Director                 February 7, 2002
------------------------------
Reed J. Tanner


/s/ Robert K. Tebay               Director                 February 6, 2002
------------------------------
Robert K. Tebay


/s/ William E. Witschey           Director                 February 14, 2002
------------------------------
William E. Witschey


/s/ Robert H. Young               Executive Vice           February 14, 2002
------------------------------    President & Chief
Robert H. Young                   Financial Officer
                                  (Principal Financial
                                  and Accounting
                                  Officer)

                                     II-7


                                Exhibit Index

Exhibit No.                      Description
-----------                      -----------

4.1(a)          Restated Articles of Incorporation of Wesbanco, Inc.
                (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-03905) filed by the Registrant on May 16, 1996

4.1(b) Articles of Amendment to the Articles of Incorporation of Wesbanco, Inc. (incorporated by reference to Exhibit 3 to Form 10-Q for the quarterly period ended March 31, 1998 (Commission File No. 0-8467) filed by the Registrant on May 15, 1998

4.2             Bylaws of Wesbanco, Inc. (incorporated by reference to Exhibit
                3.2 to the Registration Statement on Form S-4/A
                (File No. 333-03905) filed by the Registrant on June 20, 1996)

5.1             Legal Opinion of Phillips, Gardill, Kaiser & Altmeyer
                (filed herewith)

23.1            Consent of Ernst & Young LLP (filed herewith)

23.2 Consent of Phillips, Gardill, Kaiser & Altmeyer (included as part of Exhibit 5.1)

24.1 Powers of Attorney of certain officers and directors of the Corporation (contained on signature page of this Registration Statement)

99.1 Authorization Form for Participation in the Dividend Reinvestment plan (filed herewith)

99.2            Letter to Shareholders concerning the Plan (filed herewith)